Exhibit 21.1

ENERSYS

Subsidiaries

Subsidiary	Jurisdiction of Incorporation or Organization
EnerSystem de Argentina S.A.	Argentina
EnerSys Australia Pty Ltd.	Australia
EnerSys GmbH	Austria
EnerSys SPRL	Belgium
EnerSystem do Brazil Ltda.	Brazil
EnerSys Participacoes Ltda.	Brazil
Industrial Battery Holding S.A.	Brazil
EnerSys AD	Bulgaria
EnerSys Canada Inc.	Canada
EnerSys Cayman Euro L.P.	Cayman Islands
EnerSys Cayman Holdings L.P.	Cayman Islands
EnerSys Cayman Inc.	Cayman Islands
EnerSys Cayman L.P.	Cayman Islands
YCI, Inc.	Cayman Islands
EnerSystem Chile Ltda.	Chile
EnerSys (Chaozhou) Huada Batteries Company Limited	China
EnerSys (China) Huada Batteries Company Limited	China
EnerSys (Chongqing) Huada Batteries Company Limited	China
EnerSys (Jiangsu) Huada Batteries Company Limited *	China
Shenzhen Huada Power Supply Mechanical & Electrical Co. Ltd.*	China
EnerSys s.r.o.	Czech Republic
EnerSys A/S	Denmark
EnerSys Europe Oy	Finland
EnerSys S.à.r.l.	France
GAZ GmbH	Germany
Hawker GmbH	Germany
EAS Germany GmbH *	Germany
EnerSys AE	Greece
EnerSys Asia Limited	Hong Kong
EnerSys Hungária Kft.	Hungary
Energy Leader Batteries India Private Ltd. *	India
EnerSys Battery Private Limited	India
EnerSys S.r.l.	Italy
EnerSys Holdings (Luxembourg) S.à.r.l.	Luxembourg
EnerSys Luxembourg Finance S.à.r.l.	Luxembourg
EnerSys de Mexico, S.A. de CV	Mexico
Powersonic, S.A. de CV	Mexico
Yecoltd, S. de R.L. de CV	Mexico
EnerSys AS	Norway
EnerSys sp. z o.o.	Poland
Powersafe Acumuladores Industrialis Unipessoal, Lda.	Portugal
EnerSys CJSC	Russia
EnerSys Reserve Power Pte. Ltd.	Singapore
EnerSys s.r.o.	Slovak Republic
Battech (Pty) Ltd. *	South Africa
Battery Technologies (Pty) Ltd. *	South Africa
Acumuladores Industriales EnerSys SA	Spain
EnerSys AB	Sweden
EH Batterien AG	Switzerland
EH Europe GmbH	Switzerland
EnerSys BV	The Netherlands
EnerSys Assad S.à.r.l. *	Tunisia
ABSL Power Solutions Ltd.	United Kingdom
AGM Batteries Limited	United Kingdom
EnerSys Holdings UK Ltd.	United Kingdom

Subsidiary	Jurisdiction of Incorporation or Organization
EnerSys Ltd.	United Kingdom
ABSL Power Solutions Inc.	Delaware
EnerSys Advanced Systems Inc.	Delaware
EnerSys Capital Inc.	Delaware
EnerSys Delaware Inc.	Delaware
EnerSys Delaware LLC I	Delaware
EnerSys Delaware LLC II	Delaware
EnerSys Delaware LLC III	Delaware
EnerSys Delaware LLC IV	Delaware
EnerSys Energy Products Inc.	Delaware
EnerSys European Holding Co.	Delaware
EnerSys Mexico Holding Co. I	Delaware
EnerSys Mexico Holding Co. II	Delaware
Esfinco, Inc.	Delaware
Esrmco, Inc.	Delaware
Hawker Powersource, Inc.	Delaware
Hawker Power Systems, Inc.	Delaware
Modular Energy Devices, Inc.	Delaware
New Pacifico Realty, Inc.	Nevada

*	These entities are majority-owned by EnerSys with the remaining interests held by third parties.